Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas (949) 231-3061	Thomas Schiller (949) 231-4700

Skyworks Updates First Fiscal Quarter Business Outlook

Sets New Guidance Baseline Given Softening End Market Demand

WOBURN, Mass., Dec. 1, 2008—Skyworks Solutions, Inc. (NASDAQ: SWKS), an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity, today announced that the company expects revenue for the first fiscal quarter of 2009 to be in the range of $210 to $215 million with non-GAAP diluted earnings per share of $0.15 to $0.17.

“We are lowering our guidance to reflect weakness in the handset and broader analog markets,” said Donald W. Palette, Skyworks’ vice president and chief financial officer. “In our fourth fiscal quarter earnings announcement of November 6, 2008, we forecasted revenue of $240 million and non-GAAP diluted earnings per share of $0.23. Our 8 to 10 percent sequential revenue decline is being driven by recent customer inputs and bookings levels, which point to a broad-based slowdown in several of our end markets. Nevertheless, our diversification, market share gains and balance sheet strength are enabling us to maintain strong financial performance during the downturn.”

Estimated non-GAAP diluted earnings per share for the first fiscal quarter excludes approximately $6.6 million of FASB Statement No. 123(R) — related expenses.

Non-GAAP financial measures exclude certain charges including but not limited to share-based compensation, baseband exit charges, amortization of intangible assets, tax valuation allowance reversals, and non-recurring items. The company believes non-GAAP financial measures provide useful information to both management and investors by excluding certain charges and non-recurring items that may not be indicative of Skyworks’ ongoing operations and financial performance.

About Skyworks

Skyworks Solutions, Inc. is an innovator of high performance analog and mixed signal semiconductors enabling mobile connectivity. The company’s power amplifiers, front-end modules and direct conversion radios are at the heart of many of today’s leading-edge multimedia handsets. Leveraging core technologies, Skyworks also offers a diverse portfolio of linear products that support automotive, broadband, cellular infrastructure, industrial and medical applications.

Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America. For more information, please visit Skyworks’ Web site at: www.skyworksinc.com.

Safe Harbor Statement

This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future results and expectations of Skyworks (including certain projections and business trends). Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” “continue,” similar expressions, and variations or negatives of these words. All such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.

These risks and uncertainties include, but are not limited to: unprecedented uncertainty regarding global economic and financial market conditions; the susceptibility of the wireless semiconductor industry and the markets addressed by our, and our customers’, products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; changes in laws, regulations and/or policies in the United States that could adversely affect financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the availability and pricing of third party semiconductor foundry, assembly and test capacity and raw materials; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including but not limited to those detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.